UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2006

VIVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-30440

Nevada	22-3537927
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(c)        On August 3, 2006, Rodolfo J. “Rudy” Dominguez was elected as Chief Executive Officer of the Company, effective immediately. Mr. Dominguez was appointed to the Company’s Board of Directors in July 2004 and has been President since March 2006. Prior to this, Mr. Dominguez was named President and Chief Operating Officer of our subsidiary, Viva Airlines, Inc. during 2003 and, in 2004, accepted a temporary appointment as the Chief Operating Officer of the Company. Since 2000, he has been the President of Airframe Consultants, Inc. based in Miami, Florida. He was responsible for the consulting of financial and technical analysis relating to the purchase, lease and maintenance of heavy transport aircraft and aviation related businesses. From 1995 until 2000, Mr. Dominguez was the Chief Operating Officer of Commercial Jet, Inc. based in Miami, Florida. He was responsible for the day-to-day operations of a major FAA licensed repair station based at Miami International Airport. Mr. Dominguez has fulfilled various executive level positions in the aviation industry since 1985 after receiving an honorable discharge form the United State Navy where he trained in aircraft maintenance. Mr. Dominguez received his Bachelor of Science degree in legal studies from Barry University, Miami, Florida. Mr. Dominguez is in his third year of a Doctorate in Jurisprudence degree from Concord University School of Law.

Mr. Dominguez replaces Robert J. Scott as Chief Executive Officer who has been and will continue his employment as the Company’s Chief Financial Officer. This change does not change the configuration of the Company’s management team or its control but in essence realigns various duties and responsibilities and is intended as a precursor to allow for the addition of additional management talent as may be required.

There are no family relationships between Mr. Dominguez and any of the other executive officers or directors of the Company. There have been no transactions during the Company’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Dominguez had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVA INTERNATIONAL, INC.

(Registrant)

Dated:	August 25 , 2006	By:	/s/ Robert J. Scott
		Name:	Robert J. Scott
		Title:	Chief Financial Officer

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